UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2018

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2018, Century Communities, Inc. (the “Company”) entered into an amended and restated employment agreement (collectively, the “Amended Employment Agreements”) with each of its Co-Chief Executive Officers (“Co-CEOs”), Dale Francescon and Robert J. Francescon. The Amended Employment Agreements for Messrs. Dale Francescon and Robert J. Francescon are nearly identical in terms. The Amended Employment Agreements reflect the following material changes:

•	Extends the initial term by two years by imposing a new five-year initial term;

•	Reflects the executives’ current base salaries and annual bonus opportunities;

•
Revises their cash severance payments in the event of an involuntary termination, as described in more detail below, to realize a higher severance benefit in the event their actual annual cash bonuses during the last three years exceed their target annual cash bonus;

•
Revises their cash severance payments in the event of a termination by the Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the Amended Employment Agreements) to a lump sum cash payment equal to two times his then-current annual base salary, plus in lieu of the annual bonus for the fiscal year in which his employment terminates, a lump sum cash payment equal to the greater of: (i) two times his average annual bonus for the three completed fiscal years immediately preceding the termination date or (ii) two times his potential target bonus for such year;

•
Revises their cash severance payments in the event of a termination by the Company without “Cause” or by the executive for “Good Reason” in connection with a “Change in Control” (as such terms are defined in the Amended Employment Agreements) to a lump sum payment equal to three times his annual base salary, plus the greater of the following: (i) three times the target annual bonus for the year in which the termination occurs or (ii) three times the average annual bonus for the immediately preceding three completed fiscal years;

•
Revises the provisions providing for the treatment of performance-based equity awards upon a termination event to allow the executives to receive a higher severance benefit in the event their awards pay out or are tracking toward a payout that is above-target and to receive such payouts regardless of the timing of the termination event during the performance period;

•
Allows the Company to pay the executive in cash the fair market value of any equity awards to be granted upon a termination event if the Company determines that the grant of such awards is not then permissible under the Company’s equity incentive plan;

•
Modifies the definition of “Retirement” to extend by two years (to November 1, 2020) the earliest date after which the executive may terminate employment for Retirement and receive certain benefits in connection therewith;

•
Adds to the definition of “Good Reason” the failure to obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform all obligations under the Amended Employment Agreements;

•	Clarifies the protection period for a Change in Control to include the six months prior to a Change in Control in addition to the 24 months thereafter;

•
Reduces the period of time for the payment of COBRA premiums from 30 months to 18 months, but obligates the Company to pay the portion of COBRA premiums in excess of active employee rates or the cash equivalent if the executive (or spouse) is precluded from participation in the Company’s medical plan;

•
Provides that the non-competition and non-solicitation provisions apply in the event of a Retirement (in addition to a termination by the Company for Cause or by the executive without Good Reason) and clarifies that they also apply to the Company’s subsidiaries;

•	Adds a cooperation provision that requires the executive to cooperate with the Company post-termination;

•	Provides that any holding period requirement applicable to an equity award held by the executive will continue to apply after termination except in the case of a Change in Control; and

•	Clarifies that amounts received under the Amended Employment Agreements are subject to mandatory statutory clawback provisions and the Company’s clawback policy.

The foregoing summary of the Amended Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amended Employment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of October 25, 2018, by and between Century Communities, Inc. and Dale Francescon

10.2	Amended and Restated Employment Agreement, dated as of October 25, 2018, by and between Century Communities, Inc. and Robert J. Francescon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2018	CENTURY COMMUNITIES, INC.

	By:	/s/ David L. Messenger
Name: David L. Messenger
Title: Chief Financial Officer and Secretary